EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of GEN Restaurant Group, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this 15th day of March, 2024.

March 15, 2024
Date

Praetorian PR LLC
By: /s/ Harris Kupperman
Name: Harris Kupperman
Title: Owner

March 15, 2024

Praetorian Capital Fund LLC
By: Praetorian Capital Management LLC, its manager

By: /s/ Harris Kupperman
Name: Harris Kupperman
Title: Owner

March 15, 2024

Harris Kupperman

By: /s/ Harris Kupperman
Name: Harris Kupperman